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                                                                  EXECUTION COPY



                        CITICORP TRUSTEE COMPANY LIMITED,
                                   as Trustee


                               SEA CONTAINERS LTD,
                                    as Debtor

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,
                                 as Intermediary


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                            ACCOUNT CONTROL AGREEMENT
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



ACCOUNT CONTROL AGREEMENT, dated as of December 22, 2003,

AMONG

(1) CITICORP TRUSTEE COMPANY LIMITED, as trustee for and on behalf of the Secured Parties (the "Trustee"), of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, attention: Agency and Trust (fax number:
       +44 207 500 5857);

(2) SEA CONTAINERS LTD, a Bermuda exempted company of registered address 41 Cedar Avenue, Hamilton HM12, Bermuda, as debtor (fax number +44 207 805
       5900) (the "Debtor"); and

(3) CITIGROUP GLOBAL MARKETS INC., located at 390 Greenwich Street, 5th Floor, New York, New York 10013, attention: Peter Candida (fax number: +1 212-723-7204) (the "Intermediary").

WHEREAS

(A) The Intermediary has established a separate securities account numbered 748-01175-1-9-473 (the "Account") in the name of Sea Containers Ltd. (the "Debtor").

(B) The Debtor has granted the Trustee a security interest governed by the laws of the State of New York in the Account pursuant to a security agreement dated December 22, 2003, between the Debtor, as pledgor, and the Trustee (the "Security Agreement").

(C) The Trustee, the Debtor and the Intermediary are entering into this Agreement to perfect the security interest governed by the laws of the State of New York of the Trustee in the Account.

NOW, THEREFORE, it is agreed that:

1.     THE ACCOUNT

All parties agree that the Account is a "securities account" within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the "UCC") and that all property other than cash held by the Intermediary in the Account will be treated as financial assets under the UCC. The Intermediary will not agree with any third party to comply with entitlement orders or other directions concerning the Account originated by such third party without the prior written consent of the Debtor and the Trustee. The parties agree that the Intermediary shall be a "securities intermediary" as defined in Section 8-102(a)(14) of the UCC.

2.     CONTROL

The Intermediary will comply with entitlement orders originated by the Trustee or the Agent concerning the Account without further consent by the Debtor. Without the Trustee's consent, the Intermediary will not permit the delivery of any property or funds from the Account by the Debtor or otherwise comply with entitlement orders or other instructions concerning the Account originated by the Debtor or its authorized representatives; provided, however, that the Intermediary will comply with the instructions from the Debtor set forth in any notice provided in accordance with Clauses 5.2 or 5.3 of the Security Agreement.

3.     DISTRIBUTION OF INCOME

All income, principal and other proceeds of securities in the Account will be paid in accordance with Clause 5.1 of the Security Agreement.

4.     CHOICE OF LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the foregoing, the State of New York shall be the "Securities Intermediary's Jurisdiction" of the Intermediary under the UCC for purposes of the Account.

5.     COUNTERPARTS

This Agreement may be executed in two or more separate counterparts, each of which shall constitute an original, and all of which shall collectively and separately constitute one and the same agreement.

6.     HEADINGS

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

       IN WITNESS WHEREOF the undersigned has caused this Account Control Agreement to be duly executed as of the date first above mentioned.



CITICORP TRUSTEE COMPANY LIMITED
as Trustee for and on behalf of the Secured Parties

By:      ........................................

         Name:    ..............................
         Title:   ..............................




SEA CONTAINERS LTD,
as Debtor

By:      ........................................

         Name:    ..............................
         Title:   ..............................




CITIGROUP GLOBAL MARKETS INC.,
as Intermediary

By:      ........................................

         Name:    ..............................
         Title:   ..............................